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                                                                    EXHIBIT 99.1

                          ANSAN PHARMACEUTICALS, INC.
       PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD       , 1997

  The undersigned stockholder of ANSAN PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of
Stockholders and Prospectus/Proxy Statement, each dated        , 1997, and
hereby appoints            and           , and each of them, proxies and
attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the Special Meeting of
Stockholders of ANSAN PHARMACEUTICALS, INC. to be held at        , California,
on      , 1997 at   .m., local time, and at any adjournment or adjournments
thereof, and to vote all shares of Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

  1. To approve the Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated as of July 16, 1996 between Ansan and Discovery Laboratories, Inc. a Delaware corporation ("Discovery"), whereby Discovery shall be merged with and into Ansan.
                         [_] FOR[_] AGAINST[_] ABSTAIN

  2. To approve an amendment to the Certificate of Incorporation of Ansan to
(a) convert and reconstitute the Common Stock, par value $0.001 of Ansan whereby such number of shares of Common Stock between two and five, such number consisting only of whole shares and tenths of shares, as shall be determined by the Ansan Board of Directors shall be converted and reconstituted into one share of Ansan Common Stock in a reverse stock split of the Ansan Common Stock and (b) pay cash equal to the fair market value, as determined by the Board of Directors, of any fractional shares resulting from such conversion and reconstitution.
                         [_] FOR[_] AGAINST[_] ABSTAIN

  3. To approve an amendment to the 1995 Ansan Stock Option Plan increasing the number of shares of Ansan Common Stock available for issuance thereunder by [937,000] to a total of [1,187,400] shares of Ansan Common Stock.
                         [_] FOR[_] AGAINST[_] ABSTAIN

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN, IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL ON THE REVERSE SIDE HEREOF, IF SUBSEQUENT TO MAILING THIS PROXY CARD, THE HOLDER OF THE SHARES REPRESENTED BY THIS PROXY WISHES TO REVOKE OR CHANGE SUCH HOLDER'S VOTE, THE
HOLDER MAY DO SO BY       .

  The undersigned acknowledges receipt of the Notice of Special Meeting and
Prospectus/Proxy Statement dated        , 1997.

                                                    Date: _______________, 1997
                                                    ___________________________
                                                    ___________________________
                                                          Signature(s) of
                                                          Stockholder(s)

                                                    Please sign exactly as
                                                    your name appears on your
                                                    stock certificate. If the
                                                    stock is registered in the
                                                    names of two or more
                                                    persons, each should sign.
                                                    Executors, administrators,
                                                    trustees, guardians,
                                                    attorneys and corporate
                                                    officers should insert
                                                    their titles.

                                                    NOTE: PLEASE MARK, SIGN
                                                    AND DATE AND RETURN THE
                                                    PROXY CARD PROMPTLY USING
                                                    THE ENCLOSED ENVELOPE.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS